1200 West Sam Houston Pkwy. N. Houston, Texas 77043
www.dresser-rand.com

     FOR IMMEDIATE RELEASE
Dresser-Rand Amends Revolving Credit Facility
HOUSTON, TX, August 30, 2007 – Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC), reported today that it has amended its Senior Secured Credit Facility.
“We are pleased with the increased size, added flexibility and lower costs provided by this amended facility”, said Robert J. Saltarelli, Dresser-Rand’s vice president and treasurer. “Although we have no present expectation of increasing debt, a larger facility gives us more flexibility to execute our business plan.”
The amended credit facility is a five year, $500 million senior secured revolving credit facility. The amendment increases the size of the facility by $150 million, lowers borrowing costs 50 basis points to LIBOR plus 150 basis points at present leverage and extends the maturity date from October 29, 2011 to August 30, 2012. The amendment also reduces the commitment fee from 37.5 basis points to 30.0 basis points. At June 30, 2007, there were $202.5 million of Letters of Credit outstanding under the facility.
Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and UBS Securities LLC served as Joint Lead Arrangers.
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Dresser-Rand is among the largest suppliers of rotating equipment solutions to companies that operate in the worldwide oil, gas, petrochemical, and process industries. Dresser-Rand operates manufacturing facilities in the United States, France, Germany, Norway and India and maintains a network of 26 service and support centers worldwide.
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning The Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, executive compensation and other information that is not historical information. The words “anticipates,” “believes,” “expects”, “intends,” and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following: material weaknesses in its internal controls; economic or industry downturns; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from, any future acquisitions; economic, political, currency and other risks associated with international sales and operations; loss of senior management; the Company’s brand name may be confused with others; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; ability to operate as a stand-alone company; unexpected product claims and regulations; and infringement on its intellectual property or infringement on others’ intellectual property. These and other risks are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. For information about Dresser-Rand, go to its website at http://www.dresser-rand.com/.
Company Contact: Blaise Derrico, Director Investor Relations (713) 973-5497
DRC-FIN

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